Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Introduction
On October 13, 2021 (the “date of the Acquisition”), Quanta Services, Inc. (the “Company” or “Quanta”) completed the previously announced acquisition (the “Acquisition”) of Blattner Holding Company (“Blattner”) pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 1, 2021, by and among the Company, Quanta Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Blattner, David Henry Company, a Minnesota corporation and wholly owned subsidiary of Blattner, and, solely for certain sections specified in the Merger Agreement, the Designated Company Shareholders (as defined in the Merger Agreement). Pursuant to the Merger Agreement, Merger Sub merged with and into Blattner, with Blattner surviving the merger as a wholly owned subsidiary of the Company.
Consideration paid by the Company in connection with the Acquisition consisted of $2.35 billion paid or payable in cash and 3,326,955 shares of Quanta common stock, which had a fair value of $345.4 million as of the date of the Acquisition. The final amount of consideration for the Acquisition remains subject to certain post-closing adjustments, including with respect to net working capital (inclusive of cash) and certain assumed liabilities. Additionally, pursuant to the terms of the Merger Agreement, the former Blattner owners are eligible for the potential payment of up to $300.0 million of contingent consideration, payable to the extent the acquired business achieves certain financial performance targets over a three-year period beginning in January 2022. Based on the estimated fair value of the contingent consideration, Quanta recorded a $125.6 million liability as of the date of the Acquisition. Contingent consideration is earned based on performance during each year of the three-year performance period, and amounts earned are payable in cash after the end of the applicable performance year. The Company may defer payment of earned contingent consideration amounts, at its sole discretion, until after the end of the entire three-year performance period; however, any deferred amounts will accrue interest at five percent per annum until paid.
The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Statements”) give effect to the Acquisition, which has been accounted for using the acquisition method of accounting with Quanta identified as the accounting acquirer. Under the acquisition method of accounting, Quanta has recorded assets acquired and liabilities assumed from Blattner at their respective acquisition date fair values on the closing date of the Acquisition.
The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of Quanta and Blattner, adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical consolidated balance sheets of Quanta and Blattner as of June 30, 2021, giving effect to the Acquisition as if it had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations (the “Pro Forma Statements of Operations”) for the six months ended June 30, 2021 and the year ended December 31, 2020 combine the historical consolidated statements of operations of Quanta and Blattner, giving effect to the Acquisition as if it had been completed on January 1, 2020. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical Blattner financial statement presentation to Quanta’s financial statement presentation, as described further in Note 5 to the Pro Forma Financial Statements.
The Pro Forma Financial Statements are presented to reflect the Acquisition and the financing arrangements of Quanta in connection therewith and do not represent what Quanta’s financial position or results of operations would have been had the Acquisition occurred on the dates noted above, nor do they project the financial position or results of operations of the Company at any time following the Acquisition. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Acquisition as if it had been consummated earlier. The adjustments included in the Pro Forma Financial Statements are based on available information as of the date hereof and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Quanta’s results of operations with the exception of certain non-recurring charges to be incurred in connection with the Acquisition, as further described in Note 6 to the Pro Forma Financial Statements. In the opinion of management, all material adjustments necessary to state fairly the Pro Forma Financial Statements have been made.
Quanta and Blattner have incurred certain non-recurring charges in connection with the Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors, compensation triggered upon the change in control of Blattner and certain bank-related fees. These non-recurring charges could affect the future results of the Company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months after the closing date of the Acquisition. Accordingly, the Pro Forma Statement of Operations for the year ended December 31, 2020 includes these non-recurring charges as described in Note 6.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Quanta has used information currently available to determine preliminary fair value estimates for the Acquisition consideration and its allocation to the tangible assets and identifiable intangible assets acquired and liabilities assumed. The fair value of consideration transferred to acquire Blattner was allocated based upon the estimated fair values of the assets acquired and liabilities assumed as of the date of the Acquisition, and the amounts for intangible assets are provisional and based on consultation with an independent valuation firm that assisted management with the valuation process. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the Pro Forma Financial Statements. Additionally, within the measurement period further adjustments to the purchase price allocation may be required as Quanta is able to, among other things, complete more detailed procedures to finalize valuations.
The transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the Pro Forma Financial Statements, and an increase or decrease in the fair value of any assets acquired and liabilities assumed upon completion of Quanta’s final valuation analyses would result in adjustments to the Pro Forma Balance Sheet and, if applicable, the Pro Forma Statement of Operations. As a result, the final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.
The financial information included in the Pro Forma Financial Statements has been prepared by Quanta in accordance with Article 11 of Regulation S-X (Pro Forma Financial Information). The Pro Forma Financial Statements are provided for illustrative purposes only, based on management’s best estimates and judgments, and does not necessarily reflect what the actual consolidated results of operations of Quanta would have been had the acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position of the Company. Quanta’s results of operations and actual financial position may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Additionally, the Pro Forma Financial Statements have been developed from and should be read in conjunction with the following separate historical consolidated financial statements and related notes thereto for each of Quanta and Blattner:
•the audited consolidated financial statements and the notes thereto of Quanta as of and for the year ended December 31, 2020, which are included in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (SEC) on March 1, 2021 (2020 Annual Report);
•the unaudited condensed consolidated financial statements and the notes thereto of Quanta as of and for the six months ended June 30, 2021, which are included in Quanta’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 6, 2021 (Q2 Form 10-Q);
•the audited consolidated financial statements and notes thereto of Blattner as of and for the year ended December 31, 2020, which are included in Exhibit 99.1 of this Current Report on Form 8-K (Exhibit 99.1); and
•the unaudited consolidated financial statements and notes thereto of Blattner as of and for the six months ended June 30, 2021, which are included in Exhibit 99.2 of this Current Report on Form 8-K (Exhibit 99.2).

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2021
(In thousands)

	Historical		Transaction Accounting Adjustments
	Quanta	Blattner	Reclassification Adjustments (See Note 5)	Acquisition Adjustments (See Note 6)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$212,473	$235,310	$—	$(37,407)	(a)	$410,376
Marketable securities, current	—	122,868	—	—		122,868
Accounts receivable, net of allowances	2,570,457	341,167	113,819	—		3,025,443
Retentions receivable	—	116,425	(116,425)	—		—
Contract assets	669,313	7,421	—	—		676,734
Inventories	62,154	38,374	—	—		100,528
Prepaid expenses and other current assets	219,538	10,388	—	—		229,926
Total current assets	3,733,935	871,953	(2,606)	(37,407)		4,565,875
Property and equipment, net of accumulated depreciation	1,606,057	148,352	981	29,332	(b)	1,784,722
Operating lease right-of-use assets	239,721	—	—	—		239,721
Marketable securities, non-current	—	36,019	—	—		36,019
Cash surrender value of life insurance	—	47,747	(47,747)	—		—
Other	—	981	(981)	—		—
Other assets, net	600,819	—	50,353	2,429	(c)	653,601
Other intangible assets, net of accumulated amortization	403,931	—	—	1,360,000	(d)	1,763,931
Goodwill	2,136,133	—	—	1,247,813	(e)	3,383,946
Total assets	$8,720,596	$1,105,052	$—	$2,602,167		$12,427,815

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2021
(In thousands)

	Historical		Transaction Accounting Adjustments
	Quanta	Blattner	Reclassification Adjustments (See Note 5)	Acquisition Adjustments (See Note 6)		Pro Forma Combined
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt and short-term debt	$11,176	$3,982	$—	$(1,689)	(f)	$13,469
Current portion of operating lease liabilities	81,404	—	—	—		81,404
Accounts payable and accrued expenses	1,535,334	—	472,471	116,627	(g)	2,124,432
Accounts payable	—	261,709	(261,709)	—		—
Accrued liabilities	—	85,063	(85,063)	—		—
Contract liabilities	503,219	376,134	—	—		879,353
Distribution payable	—	33,040	—	(33,040)	(h)	—
Total current liabilities	2,131,133	759,928	125,699	81,898		3,098,658
Long-term debt, net of current maturities	1,353,542	23,191	—	2,266,705	(i)	3,643,438
Operating lease liabilities, net of current portion	166,280	—	—	—		166,280
Deferred compensation	—	125,699	(125,699)	—		—
Deferred income taxes	187,582	—	—	—		187,582
Insurance and other non-current liabilities	392,265	—	—	125,632	(j)	517,897
Total liabilities	4,230,802	908,818	—	2,474,235		7,613,855
Commitments and Contingencies
Equity:
Common stock	2	64	—	(64)	(k)	2
Additional paid-in capital	2,208,905	442	—	344,980	(k)	2,554,327
Retained earnings	3,454,682	195,278	—	(216,534)	(k)	3,433,426
Accumulated other comprehensive loss	(216,563)	450	—	(450)	(k)	(216,563)
Treasury stock	(960,294)	—	—	—		(960,294)
Total stockholders’ equity	4,486,732	196,234	—	127,932		4,810,898
Non-controlling interests	3,062	—	—	—		3,062
Total equity	4,489,794	196,234	—	127,932		4,813,960
Total liabilities and equity	$8,720,596	$1,105,052	$—	$2,602,167		$12,427,815

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2021
(In thousands, except per share information)

	Historical		Transaction Accounting Adjustments
	Quanta	Blattner	Reclassification Adjustments (See Note 5)	Acquisition Adjustments (See Note 6)		Pro Forma Combined
Revenues	$5,703,397	$1,325,972	$—	$—		$7,029,369
Cost of services (including depreciation)	4,882,796	1,082,164	—	863	(l)	5,965,823
Gross profit	820,601	243,808	—	(863)		1,063,546
Equity in earnings of integral unconsolidated affiliates	12,633	—	—	—		12,633
Selling, general and administrative expenses	(513,462)	—	(89,396)	(2,126)	(m)	(604,984)
General and administrative	—	(87,315)	87,315	—		—
Deferred compensation expense	—	(6,498)	6,498	—		—
Amortization of intangible assets	(42,646)	—	—	(78,190)	(n)	(120,836)
Asset impairment charges	(2,319)	—	—	—		(2,319)
Change in fair value of contingent consideration liabilities	573	—	—	—		573
Operating income	275,380	149,995	4,417	(81,179)		348,613
Interest expense	(25,584)	(317)	—	(23,056)	(o)	(48,957)
Interest income	3,026	—	269	—		3,295
Other income (expense), net	12,143	13,141	(4,690)	—		20,594
Income before income taxes	264,965	162,819	(4)	(104,235)		323,545
Provision for income taxes	54,675	4	(4)	15,525	(p)	70,200
Net income	210,290	162,815	—	(119,760)		253,345
Less: Net income attributable to non-controlling interests	3,496	—	—	—		3,496
Net income attributable to common stock	$206,794	$162,815	$—	$(119,760)		$249,849

Earnings per share attributable to common stock:
Basic	$1.48					$1.74
Diluted	$1.43					$1.68

Shares used in computing earnings per share:
Weighted average basic shares outstanding	140,199			3,327	(q)	143,526
Weighted average diluted shares outstanding	144,523			3,979	(q)	148,502

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2020
(In thousands, except per share information)

	Historical		Transaction Accounting Adjustments
	Quanta	Blattner	Reclassification Adjustments (See Note 5)	Acquisition Adjustments (See Note 6)		Pro Forma Combined
Revenues	$11,202,672	$2,376,779	$—	$—		$13,579,451
Cost of services (including depreciation)	9,541,825	1,938,460	3,302	3,423	(l)	11,487,010
Gross profit	1,660,847	438,319	(3,302)	(3,423)		2,092,441
Equity in earnings of integral unconsolidated affiliates	11,303	—	—	—		11,303
Selling, general and administrative expenses	(975,074)	—	(163,662)	(100,526)	(m)	(1,239,262)
General and administrative expenses	—	(143,774)	143,774	—		—
Deferred compensation expense	—	(19,161)	19,161	—		—
Amortization of intangible assets	(76,704)	—	—	(296,381)	(n)	(373,085)
Asset impairment charges	(8,282)	—	—	—		(8,282)
Change in fair value of contingent consideration liabilities	(719)	—	—	—		(719)
Operating income	611,371	275,384	(4,029)	(400,330)		482,396
Interest expense	(45,013)	(1,205)	—	(50,087)	(o)	(96,305)
Interest income	2,449	—	5,026	—		7,475
Other income (expense), net	2,539	5,528	(1,504)	—		6,563
Income before income taxes	571,346	279,707	(507)	(450,417)		400,129
Provision for income taxes	119,387	507	(507)	(45,238)	(p)	74,149
Net income	451,959	279,200	—	(405,179)		325,980
Less: Net income attributable to non-controlling interests	6,363	—	—	—		6,363
Net income attributable to common stock	$445,596	$279,200	$—	$(405,179)		$319,617

Earnings per share attributable to common stock:
Basic	$3.15					$2.21
Diluted	$3.07					$2.14

Shares used in computing earnings per share:
Weighted average basic shares outstanding	141,380			3,327	(q)	144,707
Weighted average diluted shares outstanding	145,247			3,979	(q)	149,226
See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF THE TRANSACTION
On October 13, 2021, Quanta completed the Acquisition pursuant to the terms and conditions of the Merger Agreement, and Merger Sub merged with and into Blattner, with Blattner surviving the merger as a wholly owned subsidiary of the Company. Consideration for the Acquisition consisted of $2.35 billion paid or payable in cash and 3,326,955 shares of Quanta common stock, which had a fair value of $345.4 million as of the date of the Acquisition. However, the final amount of consideration remains subject to certain post-closing adjustments, including with respect to net working capital (inclusive of cash), and certain assumed liabilities. Additionally, pursuant to the terms of the Merger Agreement, the former Blattner owners are eligible for the potential payment of up to $300.0 million of contingent consideration, payable to the extent the acquired business achieves certain financial performance targets over a three-year period beginning in January 2022. Based on the estimated fair value of the contingent consideration, Quanta recorded a $125.6 million liability as of the date of the Acquisition. Contingent consideration is earned based on performance during each year of the three-year performance period, and amounts earned are payable in cash after the end of the applicable performance year. The Company may defer payment of earned contingent consideration amounts, at its sole discretion, until after the end of the entire three-year performance period; however, any deferred amounts will accrue interest at five percent per annum until paid. As described further below, the cash consideration for the Acquisition was paid primarily with proceeds received from Quanta’s issuance of senior notes in September 2021 and borrowings under Quanta’s senior credit facility.

2. DESCRIPTION OF THE DEBT FINANCING
Senior Notes
On September 23, 2021, Quanta issued $1.50 billion aggregate principal amount of senior notes consisting of: $500.0 million aggregate principal amount of 0.950% senior notes due October 2024; $500.0 million aggregate principal amount of 2.350% senior notes due January 2032; and $500.0 million aggregate principal amount of 3.050% senior notes due October 2041, (collectively, the “Notes”). The cumulative proceeds received from the public offering of the Notes were $1.49 billion, net of the original issue discounts and underwriting discounts, or $1.48 billion, when deferred financing costs paid by Quanta are subtracted from the proceeds, and were used, along with drawings under Quanta’s senior credit facility, as amended, to acquire Blattner.
The terms of the Notes are further described in Quanta’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the SEC on November 4, 2021 (the Q3 Quarterly Report) and in the indenture and supplemental indentures governing the Notes, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 to the Q3 Quarterly Report.
Senior Credit Facility
On October 8, 2021, Quanta entered into an amendment to the credit agreement for its senior credit facility that, among other things, (i) provided for a new $750.0 million term loan facility for the purpose of, among other things, financing the Acquisition and paying certain related costs and expenses, (ii) increased the aggregate revolving commitments from $2.51 billion to $2.64 billion and (iii) extended the maturity date for revolving commitments under the senior credit facility from September 22, 2025 to October 8, 2026, which is also the maturity date for the new $750.0 million term loan facility.
On October 13, 2021, Quanta borrowed the full amount of the $750.0 million term loan facility and used such amount, together with the net proceeds from the offering of the Notes and approximately $50.9 million of revolving loans borrowed under the senior credit facility, to pay the cash consideration for the Acquisition.
Bridge Facility Commitment
On September 1, 2021, in connection with the signing of the Merger Agreement, Quanta entered into a commitment letter, pursuant to which certain lenders committed to provide a 364-day senior unsecured bridge facility. In accordance with the terms of the commitment letter, the aggregate commitments thereunder were reduced to zero and the commitment letter was terminated concurrently with the Company’s issuance of the Notes and the Company’s entry into the amendment to its senior credit facility. During the three months ended September 30, 2021, Quanta paid $4.4 million of fees to the lenders under the commitment letter, and such amount will be recognized as interest expense during the year ending December 31,

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
2021 in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2021 (the 2021 Annual Report).

3. BASIS OF PRESENTATION
The historical financial information included in the Pro Forma Financial Statements has been prepared from the historical financial statements of Quanta and Blattner for the six months ended June 30, 2021 and the year ended December 31, 2020. For Quanta, these include its unaudited condensed consolidated financial statements and notes thereto as of and for the six months ended June 30, 2021 included in the Q2 Form 10-Q and its historical consolidated financial statements and notes thereto included in the 2020 Annual Report, which have been incorporated by reference into this report. For Blattner, these include its unaudited consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2021 included in Exhibit 99.1 and its historical audited consolidated financial statements and notes thereto for the year ended December 31, 2020 included in Exhibit 99.2. The Pro Forma Financial Statements should be read in conjunction with these historical financial statements for Quanta and Blattner.
Certain of Blattner’s historical amounts have been reclassified to conform to Quanta’s financial statement presentation, as discussed further in Note 5. The Pro Forma Balance Sheet gives effect to the Acquisition as if it had been completed on June 30, 2021, and the Pro Forma Statements of Operations give effect to the Acquisition as if it had been completed on January 1, 2020. The pro forma acquisition adjustments are described in Note 6. In the opinion of Quanta’s management, based on a review of Blattner’s unaudited consolidated financial statements as of and for the six months ended June 30, 2021 and Blattner’s audited consolidated financial statements for the year ended December 31, 2020 and the related notes, as well as a review of trial balances and certain reconciliations for relative periods, discussions with Blattner’s management, and other due diligence procedures, all material adjustments have been made that are necessary to state fairly, in accordance with the requirements of Article 11 of Regulation S-X, the Pro Forma Financial Statements.
The Pro Forma Financial Statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with Quanta as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurement (“ASC 820”), and based on the historical financial statements of Quanta and Blattner. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value. Such fair value measurements can be subjective, and different estimates of fair values could be determined using the same facts and circumstances and slightly different assumptions. Transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of purchase price consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the purchase price consideration depends upon certain estimates and assumptions, all of which are preliminary, and such allocation has been made for the purpose of developing the Pro Forma Financial Statements. The final determination of the fair value of assets acquired and liabilities assumed, which will be based on the actual net tangible and intangible assets of Blattner existing at the closing date of the Acquisition, could differ materially from the preliminary allocation and materially change the allocation of purchase price consideration, which could materially affect the fair value assigned to the assets and liabilities and result in a material changes to the amounts presented in the Pro Forma Financial Statements. Additionally, purchase price consideration amounts remain subject to final determinations with respect to the post-closing working capital adjustments (inclusive of cash) and certain assumed liabilities and the valuation of contingent consideration for the Acquisition.
As Quanta completes its comprehensive review of Blattner’s accounting policies, more information will become available. As such, Quanta may identify differences between Quanta’s historical accounting policies and the accounting policies of Blattner prior to the Acquisition, which when conformed, could result in a material changes to the amounts

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
presented in the Pro Forma Financial Statements. Among other things, Quanta considered the potential impact on Blattner’s historical financial statements of Blattner adopting the following accounting updates previously adopted by Quanta:
•the accounting update that amended the impairment model to utilize an expected credit loss methodology in place of the incurred loss methodology for financial instruments, including accounts receivable and contract assets, and off-balance sheet credit exposures, and
•the accounting update that requires the recognition of operating lease right-of-use assets and finance lease assets and the corresponding lease liabilities on an entity’s balance sheet.
Additionally, although Blattner had adopted the accounting update that superseded most previous revenue recognition guidance as of January 1, 2018, Quanta considered the potential impact on Blattner’s historical financial statements as it relates to Quanta’s revenue recognition policies. Based on a preliminary analysis, Quanta did not identify any differences that would have a material impact on the Pro Forma Financial Statements other than those described in Notes 5 and 6. As a result, the Pro Forma Financial Statements assume there are no further differences in accounting policies.
The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor are they indicative of future operating results or the financial position of Quanta or Blattner. The Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that may be achieved as a result of the Acquisition; any dis-synergies that may be incurred as a result of the Acquisition; the costs to integrate the operations of Blattner; or the costs necessary to achieve or remediate any such cost savings, operating synergies, revenue enhancements or dis-synergies.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
4. PRELIMINARY ACQUISITION ACCOUNTING
The following table summarizes the estimated fair value of total consideration transferred or estimated to be transferred and the preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Acquisition as of June 30, 2021, using currently available information (in thousands):

Consideration:
Cash paid or payable	$2,348,391
Value of Quanta common stock issued	345,422
Contingent consideration	125,632
Fair value of total consideration transferred or estimated to be transferred	$2,819,445

Cash and cash equivalents	$202,270
Marketable securities, current	122,868
Accounts receivable	454,986
Contract assets	7,421
Other current assets	48,762
Property and equipment	178,665
Other assets	86,372
Identifiable intangible assets	1,360,000
Accounts payable and accrued expenses	(503,507)
Contract liabilities	(376,134)
Other current liabilities	(2,293)
Other long-term liabilities	(7,778)
Total identifiable net assets	$1,571,632
Goodwill	1,247,813
Fair value of net assets acquired	$2,819,445
This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the Pro Forma Financial Statements. The final purchase price allocation will be determined when Quanta has completed its final valuations and other necessary analyses. Any increase or decrease in the fair values of the net assets presented above could change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined statements of income for Quanta and Blattner due to corresponding adjustments in amortization or depreciation. The preliminary purchase price allocation as of October 13, 2021, the date of the Acquisition, is expected to be substantially complete when Quanta files its 2021 Annual Report, and the purchase price allocation at that time could differ materially from the preliminary allocation used in the transaction accounting adjustments. The purchase price allocation could change further during the one-year measurement period identified in ASC 805, which ends during the fourth quarter of 2022. The allocation as of the date of the Acquisition may include: (1) changes in fair values of property, plant and equipment; (2) changes in allocations to intangible assets and goodwill; and (3) other changes to assets and liabilities. Consideration amounts are also subject to changes resulting from the finalization of post-closing working capital adjustments (inclusive of cash) and certain assumed liabilities and fair value estimates associated with the contingent consideration.
The consideration includes the potential payment of up to $300.0 million of contingent consideration to the extent certain financial performance targets are achieved by Blattner during a three-year post-acquisition period beginning in January 2022. Based on the estimated fair value of contingent consideration, Quanta recorded a $125.6 million liability as of the date of the Acquisition. Contingent consideration is earned based on performance during each year of the three-year performance period, and amounts earned are payable in cash after the end of the applicable performance year. The Company may defer payment of earned contingent consideration amounts, at its sole discretion, until after the end of the entire three-year performance period; however, any deferred amounts will accrue interest at five percent per annum until paid.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
Goodwill represents the amount by which the purchase price for an acquired business exceeds the net fair value of the assets acquired and liabilities assumed. The goodwill recognized from the Acquisition consists of revenue and cost synergies expected from combining the operations of Quanta and Blattner. All of the goodwill associated with the Acquisition is expected to be deductible for income tax purposes.
Preliminary identifiable intangible assets and the related weighted average amortization periods by asset type consist of the following (in thousands, except for weighted average amortization periods, which are in years):

	Estimated Fair Value	Weighted Average Amortization Period in Years
Customer relationships	$985,000	7.0
Backlog	140,000	0.6
Trade names	235,000	15.0
Total intangible assets subject to amortization	$1,360,000	7.7
The intangible assets are expected to be amortized on a straight-line basis. However, the identifiable intangible assets and related amortization are preliminary and their fair values are based on the results of valuation analyses performed. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods in which the amortization is recognized will ultimately be based on the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on a straight-line method. Therefore, the amount of amortization may differ significantly between periods based upon the final value assigned and the amortization period and methodology used for each identifiable intangible asset and liability.

5. RECLASSIFICATION ADJUSTMENTS
Certain of Blattner’s historical amounts have been reclassified to conform to Quanta’s financial statement presentation.
The reclassification adjustments to the Pro Forma Balance Sheet as of June 30, 2021 are as follows:
•$113.8 million from Retentions receivable to Accounts receivable, net of allowances.
•$2.6 million from Retentions receivable to Other assets, net.
•$47.7 million from Cash surrender value of life insurance to Other assets, net.
•$1.0 million from Other to Property and equipment, net of accumulated depreciation.
•$261.7 million from Accounts payable to Accounts payable and accrued expenses.
•$85.1 million from Accrued liabilities to Accounts payable and accrued expenses.
•$125.7 million from Deferred compensation to Accounts payable and accrued expenses.
The reclassification adjustments to the Pro Forma Statement of Operations for the six months ended June 30, 2021 are as follows:
•$87.3 million from General and administrative expense to Selling, general and administrative expenses.
•$6.5 million from Deferred compensation expense to Selling, general and administrative expenses.
•$3.4 million of income from Other income (expense), net to Selling, general and administrative expenses.
•$1.0 million gain on sale of equipment from Other income (expense), net to Selling, general and administrative expenses.
•$0.3 million of income from Other income (expense), net to Interest income.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
•nominal amount from Provision for income taxes to Selling, general and administrative expenses.
The reclassification adjustments to the Pro Forma Statement of Operations for the year ended December 31, 2020 are as follows:
•$3.3 million of expense from Other income (expense), net to Cost of services.
•$143.8 million from General and administrative expense to Selling, general and administrative expenses.
•$19.2 million from Deferred compensation expense to Selling, general and administrative expenses.
•$1.4 million of expense from Other income (expense), net to Selling, general and administrative expenses.
•$1.2 million gain on sale of equipment from Other income (expense), net to Selling, general and administrative expenses.
•$5.0 million of income from Other income (expense), net to Interest income.
•$0.5 million from Provision for income taxes to Selling, general and administrative expenses.

6. ACQUISITION ADJUSTMENTS
Acquisition adjustments to the Balance Sheet
The acquisition adjustments to the Pro Forma Balance Sheet as of June 30, 2021 are set forth below.
(a)Reflects the following adjustments to Cash and cash equivalents:
•An adjustment for proceeds received from the issuance of the Notes, net of original issue discounts and underwriting discounts, as described in Note 2.
•An adjustment for proceeds received from term loan borrowings under Quanta’s senior credit facility as described in Note 2.
•An adjustment for proceeds received from revolving loan borrowings under Quanta’s senior credit facility at the time of the Acquisition as described in Note 2.
•An adjustment for cash proceeds paid for the Acquisition. This amount differs from the amount in Note 4 by $60.0 million, which relates to a net working capital hold-back that was not paid on the date of Acquisition.
•An adjustment for the payment of $33.0 million of historical distributions payable by Blattner, which were paid in the form of cash dividends to Blattner’s owners prior to the date of the Acquisition and were in an amount sufficient for such former owners to pay income taxes resulting from the effect of Blattner’s earnings on the owners’ personal income tax returns for the pre-Acquisition period.
•An adjustment of $4.4 million for the payment of financing costs by Quanta related to the bridge facility commitment entered into with certain lenders in connection with the signing of the Merger Agreement.
The adjustments are as follows (in thousands):

Adjustments
Proceeds from issuance of the Notes	$1,487,450
Proceeds from term loan borrowings under senior credit facility	750,000
Proceeds from revolving loan borrowings under senior credit facility	50,941
Payment of cash portion of consideration	(2,288,391)
Payment of distributions payable	(33,040)
Payment of financing costs related to the bridge facility commitment	(4,367)
Net adjustment to Cash and cash equivalents	$(37,407)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
(b)Reflects the adjustment to Blattner’s historical Property and equipment balance as of June 30, 2021 to record such property and equipment at fair value based on the acquisition method of accounting. As described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.
(c)Reflects the recognition of deferred financing costs associated with the amendment of Quanta’s senior credit facility, as described in Note 2.
(d)Reflects the recognition of estimated intangible assets based on the acquisition method of accounting. See Note 4 for additional information on estimated intangible assets. Additionally, as described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.
(e)Reflects the recognition of estimated goodwill, which represents the purchase price consideration in excess of the fair value of the net assets acquired. See Note 4 for additional information on estimated goodwill. Additionally, as described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.
(f)Reflects the payment of certain amounts included in the current portion of Blattner’s historical long-term debt balance, which were paid by Quanta upon closing of the Acquisition and were part of the consideration for the Acquisition.
(g)Reflects accruals and adjustments to Accounts payable and accrued expenses for the following:
•An accrual for deferred financing costs related to the amendment of Quanta’s senior credit facility, including the new term loan thereunder, and the Notes (other than the original issue discounts and underwriting discounts, which reduced the gross proceeds Quanta received from the issuance of the Notes).
•An adjustment of Blattner’s non-qualified deferred compensation plan liability to the estimated amount assumed by Quanta pursuant to the Merger Agreement. Blattner’s non-qualified deferred compensation plan was terminated in connection with the Merger Agreement upon closing of the Acquisition and will be paid to Blattner employees in the post-acquisition period.
•An adjustment of Blattner’s long-term growth plan liability to the estimated amount assumed by Quanta pursuant to the Merger Agreement. Blattner’s long-term growth plan was terminated in connection with the Merger Agreement upon closing of the Acquisition and requires payments to certain individuals based on change in control provisions, with 50% of such payments made shortly after the Acquisition and accrued herein, and the remaining 50% due on the first anniversary of the Acquisition and to be accrued and recognized in the post-acquisition period over the requisite service period.
•An accrual for Quanta’s assumption of an estimated amount related to Blattner’s management incentive bonus plan pursuant to the Merger Agreement. Blattner’s management incentive bonus plan requires payments to certain individuals based on change in control provisions, with 50% of such payments made shortly after the Acquisition and accrued herein, and the remaining 50% due on the first anniversary of the Acquisition and to be accrued and recognized in the post-acquisition period over the requisite service period.
•An accrual for $60.0 million of consideration for the Acquisition held back by Quanta pursuant to the Merger Agreement, which may be payable to the sellers based on certain post-closing adjustments, including with respect to net working capital.
•An accrual for transaction costs related to the Acquisition.
•An accrual for severance costs related to the Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
The adjustments are as follows (in thousands):

Adjustments
Deferred financing costs	$8,703
Non-qualified deferred compensation plan	(7,103)
Long-term growth plan	16,364
Management bonuses	21,624
Hold-back adjustment	60,000
Transaction costs related to the Acquisition	16,889
Severance costs related to the Acquisition	150
Net adjustment to Accounts payable and accrued liabilities	$116,627
(h)Reflects the payment of $33.0 million of Blattner’s historical distributions payable as described in (a) above.
(i)Reflects Quanta’s new debt incurred in connection with financing the Acquisition as described in Note 2, including certain debt financing fees; the elimination of certain debt owed by Blattner that was paid by Quanta as of the date of the Acquisition; and an adjustment to debt assumed by Quanta as follows (in thousands):

Adjustments
Notes	$1,500,000
Term loan facility	750,000
Senior revolving credit facility	50,941
Deferred financing fees related to the Notes and term loan facility	(18,822)
Elimination of certain of Blattner’s historical long-term debt balance paid by Quanta	(14,187)
Adjustment to debt assumed by Quanta	(1,227)
Net adjustment to Long-term debt, net of current maturities	$2,266,705
(j)Reflects a $125.6 million accrual for the estimated fair value of the contingent consideration liability potentially owed by Quanta pursuant to the Merger Agreement. Additionally, as described in Note 3, the acquisition method of accounting, including the valuation of the contingent consideration, depends upon certain estimates and assumptions, all of which are preliminary.
(k)Reflects the adjustment to equity balances as follows (in thousands):

	Adjustments to eliminate Blattner’s historical equity balances	Adjustments to equity related to the Acquisition (1)	Total pro forma adjustments to equity
Common stock	$(64)	$—	$(64)
Additional paid-in capital	(442)	345,422	344,980
Retained earnings	(195,278)	(21,256)	(216,534)
Accumulated other comprehensive income	(450)	—	(450)
Total equity adjustments	$(196,234)	$324,166	$127,932
(1) Additional paid-in capital reflects a $345.4 million adjustment to recognize the fair value of Quanta common stock issued as consideration for the Acquisition. Retained Earnings reflects a $21.3 million adjustment for transaction costs, including a $16.9 million adjustment to accrue certain transaction costs and a $4.4 million adjustment to reflect the recognition of pre-acquisition expense for financing costs paid by Quanta related to the bridge facility commitment.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
Acquisition adjustments to the Statements of Operations
The acquisition adjustments to the Statements of Operations for the six months ended June 30, 2021 and year ended December 31, 2020 are set forth below.
(l)Reflects the adjustment of depreciation expense in Cost of services to account for the fair value adjustment of the property and equipment based on the acquisition method of accounting as of January 1, 2020. As described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.
(m)Reflects adjustments to Selling, general and administrative expenses for the following:
Adjustment that impacts both the six months ended June 30, 2021 and year ended December 31, 2020:
•The adjustment of depreciation expense in Selling, general and administrative expense to account for the fair value adjustment of the property and equipment as of January 1, 2020.
Adjustments that impact only the year ended December 31, 2020 since they are non-recurring charges related to the Acquisition:
•An adjustment of Blattner’s long-term growth plan liability expense. Blattner’s long-term growth plan was terminated in connection with the Merger Agreement upon closing of the Acquisition and requires payments to certain individuals based on change in control provisions within the plan, 50% of which were paid shortly after the Acquisition.
•The expense related to the assumption by Quanta of Blattner’s management incentive bonus plan. Blattner’s management incentive bonus plan requires payments to certain individuals based on change in control provisions within the plan, 50% of which were paid shortly after the Acquisition.
•Transaction costs associated with the Acquisition.
•Severance costs related to the Acquisition.
The adjustments are as follows (in thousands):

	Adjustments
	Six Months Ended	Year Ended
	June 30, 2021	December 31, 2020
Adjustment to depreciation expense	$2,126	$4,883
Long-term growth plan	—	16,364
Management bonuses	—	21,624
Transaction costs associated with the Acquisition	—	57,505
Severance costs associated with the Acquisition	—	150
Net increase to Selling, general and administrative expenses	$2,126	$100,526
(n)Reflects the recognition of amortization expense for the estimated intangible assets related to the Acquisition based on the acquisition method of accounting as of January 1, 2020. As described in Note 3, the acquisition method of accounting depends upon certain estimates and assumptions, all of which are preliminary.
(o)Reflects adjustments to Interest expense for the following:
•An elimination of Blattner’s historical interest expense related to debt repaid by Quanta.
•Recognition of interest expense related to debt incurred by Quanta to finance the Acquisition.
•Amortization of deferred financing costs related to debt incurred by Quanta to finance the Acquisition as described in Note 2. The amortization of new deferred financing costs for the year ended December 31, 2020 also includes $4.4 million of financing costs paid by Quanta related to the bridge facility commitment, as described in Note 2.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS - (Continued)
The adjustments are as follows (in thousands):

	Adjustments
	Six Months Ended	Year Ended
	June 30, 2021	December 31, 2020
Elimination of certain of Blattner’s historical interest expense	$(258)	$(853)
Record interest expense from new debt financings	21,847	43,639
Record amortization of new deferred financing costs	1,467	7,301
Net increase to Interest expense	$23,056	$50,087
A 1/8 percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $0.6 million for the six months ended June 30, 2021 and $1.0 million for the year ended December 31, 2020.
(p)Reflects the impact of applying a statutory tax rate of 26.5% to Blattner’s historical results and the acquisition adjustments that were recorded in the Statements of Operations for the six months ended June 30, 2021 and year ended December 31, 2020, which yielded estimated combined tax rates of 21.7% and 18.5% for the respective periods. Blattner was not historically subject to income tax expense but will be subject to income tax after the Acquisition.
(q)Reflects the following adjustments to weighted average shares outstanding as if the Acquisition occurred January 1, 2020:
•Additional 3,326,955 shares of common stock of Quanta issued to the selling shareholders as consideration upon close of the Acquisition.
•Impact of 651,710 restricted stock units, awarded as one-time retention grants by Quanta to certain Blattner employees, as if such grants had occurred on January 1, 2020.
The adjustments are as follows (in thousands):

	Adjustments
	Six Months Ended June 30, 2021		Year Ended December 31, 2020
	Basic	Diluted	Basic	Diluted
Shares issued in the Acquisition	3,327	3,327	3,327	3,327
Restricted stock units - retention grant	0	652	0	652
Net adjustment to Weighted average shares outstanding	3,327	3,979	3,327	3,979